Exhibit 10.2

FEE WAIVER AGREEMENT

This FEE WAIVER AGREEMENT (this “Agreement”), dated as of September 6, 2023, is made by and between Tennenbaum Capital Partners, LLC, a Delaware limited liability company (the “Investment Manager”), and BlackRock TCP Capital Corp., a Delaware corporation (the “Company”).

WHEREAS, the Company has elected to be treated as a business development company  under the Investment Company Act of 1940 (the “1940 Act”); and

WHEREAS, the Investment Manager serves as investment manager to the Company pursuant to a Second Amended and Restated Investment Management Agreement between the Company and the Investment Manager, dated September 6, 2023, as may be amended and restated from time to time (the “Investment Management Agreement”) pursuant to which the Investment Manager provides investment management services to the Company in consideration for a Base Management Fee and an Incentive Fee (in each case as defined in the Investment Management Agreement and, collectively, the “Management Fee”); and

WHEREAS, the Company and the Investment Manager have entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BlackRock Capital Investment Corporation (“BCIC”), BlackRock Capital Investment Advisors, LLC, and Project Spurs Merger Sub, LLC (the “Merger Sub”), pursuant to which BCIC will merge with and into the Merger Sub with the Merger Sub surviving (the “Merger”); and

WHEREAS, the Investment Manager has agreed to waive all or a portion of the Management Fee for each of the first four fiscal quarters ending after the Closing (as defined the Merger Agreement), the first of which will be the quarter in which the Closing occurs unless, for the avoidance of doubt, such quarter ends on the Closing date (each, a “Covered Quarter”), to the extent necessary to ensure that the adjusted net investment income of the Company on a per share basis (determined by dividing the adjusted net investment income of the Company by the weighted average outstanding shares of the Company during the relevant Covered Quarter) (such amount, the “Per Share NII”) in each Covered Quarter is not less than $0.32 per share (the “NII Floor”); and

WHEREAS, the Investment Manager has agreed to exclude from the calculation of Per Share NII and the Incentive Fee amortization or accretion of any purchase premium or purchase discount to interest income or any gains or losses resulting solely from accounting adjustments to the cost basis of the BCIC assets acquired in the Merger as required under ASC 805; and

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	FEE WAIVER

1.1
The Investment Manager shall waive its Management Fee for any applicable Covered Quarter to the extent necessary to ensure that the Per Share NII for such Covered Quarter is no less than the NII Floor.  The amount waived pursuant to this Section 1 shall not be subject to reimbursement or recoupment pursuant to this Agreement or otherwise.

1.2
In no event shall the Investment Manager be required to waive more than its entire Management Fee for any Covered Quarter to ensure that the Per Share NII for any Covered Quarter is not less than the NII Floor.  Accordingly, (a) the waiver for each Covered Quarter shall be independent of each other Covered Quarter and in no event shall the Investment Manager be required to waive any portion of the Management Fee in one Covered Quarter to support the Per Share NII in another Covered Quarter and (ii) in no event shall the Investment Manager be required to contribute capital to the Company or make any other payment to the Company to ensure that the Per Share NII for any Covered Quarter is not less than the NII Floor.

1.3
The Investment Manager shall exclude from the calculation of the Per Share NII and the Incentive Fee any amortization or accretion of any purchase premium or purchase discount to interest income or any gains and losses resulting solely from accounting adjustments to the cost basis of  the BCIC assets acquired in the Merger as required under ASC 805.

2.	TERM AND TERMINATION OF AGREEMENT.

2.1	This Agreement shall become effective as of, and is subject to the occurrence of, the Closing (as defined the Merger Agreement).

2.2	Upon the termination of the Merger Agreement without the occurrence of the Closing, this Agreement shall be automatically terminated and of no further force and effect.

2.3
Once effective pursuant to Section 2.1, this Agreement will remain in effect until, and will terminate automatically upon, the termination of the Investment Management Agreement unless a new Investment Management Agreement with the Investment Manager (or an affiliate of the Investment Manager) to replace the terminated agreement becomes effective upon such termination.

3.	MISCELLANEOUS.

3.1
AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.  Any amendment of this Agreement shall be subject to the 1940 Act.  The Company shall promptly provide a copy of any such amendment or waiver to any party entitled thereto.

3.2
NOTICES. Unless expressly provided otherwise herein, any notice, request, direction, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received if sent by hand or by overnight courier, when personally delivered, if sent by telecopier, when receipt is confirmed by telephone, or if sent by registered or certified mail, postage prepaid, return receipt requested, when actually received if addressed as set forth below:

2

If to the Company:

BlackRock TCP Capital Corp.
2951 28th Street, Suite 1000
Santa Monica, CA 90405, Attention: CEO

If to the Investment Manager:

Tennenbaum Capital Partners, LLC
2951 28th Street, Suite 1000
Santa Monica, CA 90405
Attention: Rajneesh Vig, Managing Director

Either party to this Agreement may alter the address to which communications or copies are to be sent to it by giving notice of such change of address in conformity with the provisions of this Section 3.2.

3.3	BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.

3.4
ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

3.5
TITLES NOT TO AFFECT INTERPRETATION. The titles of sections contained in this Agreement are for convenience of reference only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

3.6
PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and, to the extent permitted by applicable law, no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

3.7	GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York and, to the extent inconsistent therewith, the 1940 Act.

3.8	EXECUTION IN COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

BLACKROCK TCP CAPITAL CORP.

By:	/s/ Erik Cuellar
	Name:	Erik Cuellar
	Title:	Chief Financial Officer

TENNENBAUM CAPITAL PARTNERS, LLC

By:	/s/ Rajneesh Vig
	Name:	Rajneesh Vig
	Title:	Authorized Signatory

[Signature Page to Fee Waiver Agreement]